Exhibit 10.18.4

OLD DOMINION FREIGHT LINE, INC.

DIRECTOR PHANTOM STOCK AWARD AGREEMENT

THIS PHANTOM STOCK AWARD AGREEMENT (the or this “Agreement”), made effective as of the              day of                          20         (the “Grant Date”), between Old Dominion Freight Line, Inc., a Virginia corporation (the “Company”), and ____________________, a Director of the Company (the “Participant”).

R E C I T A L S:

In furtherance of the purposes of the Old Dominion Freight Line, Inc. Director Phantom Stock Plan, as it may be hereafter amended and/or restated (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant, intending to be legally bound, hereby agree as follows:

ARTICLE 1. INCORPORATION OF PLAN. The rights and duties of the Company and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which is delivered herewith or has been previously provided to the Participant and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

ARTICLE 2. GRANT OF AWARD. The Company hereby grants to the Participant pursuant to the Plan, as a matter of separate inducement and agreement in connection with his service with the Company, and not in lieu of any salary or other compensation for his services (the “Award”), a total of                          shares of Phantom Stock (the “Phantom Stock”), subject to the terms, restrictions, and other conditions of this Agreement and the Plan.

ARTICLE 3. VESTING OF AWARD; FORFEITURE. Subject to the provisions of this ARTICLE 3, the Award shall vest on the earlier to occur of the following:

3.1. the earlier of (a) the one-year anniversary of the Grant Date or (b) the date of the first annual meeting of shareholders that occurs after the Grant Date, provided that the Participant is still in service as a Director on such earlier date;

3.2. the date of a Change of Control, provided that the Participant is still in service as a Director on such date; or

3.3. the date of the Participant’s death or Total Disability, provided that the Participant is still in service as a Director on such date.

If the Award is not vested on the date of the Participant’s termination of service as a Director of the Company for any reason, the Award shall be forfeited, no payment shall be made with respect to the unvested portion of the Award on the Settlement Date or any time thereafter, and the Participant shall have no further rights with respect to the Award to the extent unvested. In addition, if the Participant is removed as a Director by the shareholders of the Company for cause (as determined under applicable state law), then the Participant shall forfeit the Award, whether vested or unvested, shall have no right to payment with respect to the Award and shall have no further rights related to the Award.

ARTICLE 4. SETTLEMENT OF AWARD.

4.1. General Settlement Terms. If the Award is vested on the Settlement Date and is not otherwise forfeited pursuant to ARTICLE 3, the Award shall become payable as of the Settlement Date. The Settlement Date shall be the date of the Participant’s termination of service as a Director for any reason (including but in no way limited to termination of service due to death or Total Disability), provided, however, that any such termination of service shall also constitute a “separation from service” under Code Section 409A. On the Settlement Date, the Participant shall be entitled to receive an amount for each share of Phantom Stock awarded to the Participant with respect to the portion of the Award which had vested as of the Settlement Date equal to the Fair Market Value of a share of Common Stock on the Settlement Date, less any required withholding. Subject to Section 4.2 of this Agreement and the terms of the Plan, such amount shall be paid in cash to the Participant in twenty-four substantially equal monthly installments commencing as of the first day of the calendar month next following the Settlement Date. In the event an amount becomes payable pursuant to this ARTICLE 4 on account of the Participant’s termination of service due to death, or the Participant becomes entitled to receive an amount pursuant to this ARTICLE 4 and he dies prior to receiving any or all of the amounts to which he is due, then the amounts payable pursuant to this ARTICLE 4 shall be made to the beneficiary or beneficiaries (which may include individuals, trusts or other legal entities) designated by the Participant on a form acceptable to the Administrator and filed with the Administrator prior to his death (the “Beneficiary Designation Form”). If the Participant fails to designate a beneficiary or fails to file the Beneficiary Designation Form with the Administrator prior to his death, such amounts shall be made to his estate. If a named beneficiary entitled to receive payments pursuant to the Beneficiary Designation Form dies at a time when additional payments still remain to be paid, then such remaining payments shall be paid to the other primary beneficiary or beneficiaries named by the Participant who shall then be living or in existence, if any; otherwise to the contingent beneficiary or beneficiaries named by the Participant who shall then be living or in existence, if any; otherwise to the estate of the Participant.

4.2. Small Payments. Notwithstanding the provisions of Section 4.1, in the event the amount to be paid to or on behalf of the Participant pursuant to Section 4.1 in settlement of the Award shall be no greater than the applicable dollar amount under Code Section 402(g)(i)(B) (and such payment is otherwise in accordance with Reg. 1.409A-3(j)(4)(v)), such amount shall be paid to the Participant or his beneficiary, as the case may be, in a single lump sum payment as soon as practicable following the Settlement Date.

ARTICLE 5. NO RIGHT TO AWARDS OR CONTINUED SERVICE. Neither the Participant nor any other person shall have any claim or right to be granted an

Award. Under no circumstances shall the terms of the Plan or this Agreement constitute a contract of continuing service to the Company or in any manner obligate the Company to continue the services of the Participant, nor shall the Plan affect any right which the Company or its shareholders may have to elect or remove Directors. Except as otherwise provided in the Plan or this Agreement, all rights of the Participant with respect to an Award shall terminate upon termination of service as a Director.

ARTICLE 6. NONTRANSFERABILITY OF AWARD. The Award shall not be transferable other than by will or the laws of descent and distribution and may be realized, during the lifetime of the Participant, only by the Participant or by his guardian or legal representative. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

ARTICLE 7. REPRESENTATIONS AND WARRANTIES OF PARTICIPANT. The Participant represents and warrants to the Corporation that:

7.1. Agrees to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.

7.2. Access to Information. The Participant has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that the Participant reasonably considers important in connection with the Award, and the Participant has had ample opportunity to ask questions of the Company’s representatives concerning such matters.

7.3. Understanding of Risks. The Participant is fully aware of: (i) the highly speculative nature of the future Fair Market Value of the shares of Common Stock; (ii) the financial hazards involved in a benefit tied to the future Fair Market Value of the Common Stock; (iii) the qualifications and backgrounds of the management of the Company; and (iv) the tax consequences of participating in the Plan.

7.4. Tax Consequences. The Company has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that he has been advised that he should consult with his own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

ARTICLE 8. DIVIDEND EQUIVALENTS. If the Award is outstanding as of the record date for determination of the shareholders of the Company entitled to receive a cash dividend on its outstanding shares of Common Stock, the Participant shall be entitled to a cash payment in an amount equal to (a) the per share amount of such dividend, multiplied by (b) the number of outstanding shares of Phantom Stock awarded, which amount shall be payable in accordance with the terms of ARTICLE 4 herein.

ARTICLE 9. MISCELLANEOUS.

9.1. This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.

9.2. Subject to the terms of the Plan and this Agreement, the terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but in no way limited to Code Section 409A) or as otherwise provided in the Plan.

9.3. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the conflict of laws thereof, except as superseded by applicable federal law. Any action, special proceeding or other proceeding with respect to this Agreement shall be brought exclusively in the federal or state courts of the State of North Carolina, and by execution and delivery of this Agreement, the Participant and the Company irrevocably consent to the exclusive jurisdiction of those courts and the Participant hereby submits to personal jurisdiction in the State of North Carolina. The Participant and the Company irrevocably waive any objection, including any objection based on lack of jurisdiction, improper venue or forum non conveniens, which either may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect to this Agreement or any transaction related hereto.

9.4. This Agreement and the Plan constitute the entire agreement between the parties hereto with respect to the Award granted herein.

9.5. Except as otherwise herein provided and subject to the terms of the Plan, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of Participant and Participant’s executors, administrators, personal representatives and beneficiaries.

9.6. The Participant shall not have any rights of a shareholder solely due to the grant or settlement of the Award or participation in the Plan (except as may be otherwise provided with respect to dividend equivalent rights under ARTICLE 8 herein).

9.7. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the

Plan. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.

9.8. Notwithstanding any other provision of the Plan to the contrary, the Participant agrees that the Company may (subject to any Code Section 409A considerations) reduce the amount of any payment otherwise payable to or on behalf of a Participant in settlement of the Award by the amount of any obligation of the Participant to or on behalf of the Company that is or becomes due and payable, including without limitation, any obligation arising under the Sarbanes-Oxley Act of 2002, and the Participant shall be deemed to have consented to such reduction. Without in any way limiting the effect of the foregoing, the Participant also agrees that any compensation payable to him under the Plan or this Agreement (and any other compensation for service as a Director) will be subject to any recoupment, “clawback” or similar written policy adopted by the Board on or after the Effective Date of the Plan, as such policy may be amended from time to time.

9.9. Whenever possible, each provision in the Plan and in this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of the Plan or of this Agreement shall be held to be prohibited by or invalid under Applicable Law, then (i) such provision shall be deemed amended to, and to have contained from the outset such language as shall be necessary to accomplish the objectives of the provision as originally written to the fullest extent permitted by Applicable Law, and (ii) all other provisions of the Plan and of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Grant Date.

OLD DOMINION FREIGHT LINE, INC.

By:
Name:
Title:

PARTICIPANT

Name:

Address:

Social Security Number:

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